UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
(Date of earliest event reported):

April 01, 2012

Cardigant Medical Inc.
(Exact name of Registrant as specified in its charter)

Delaware, 333-176329, 26-4731758
(State or other jurisdiction
of incorporation) (Commission
File Number) (IRS Employer
Identification)

1500 Rosecrans Avenue, St 500
Manhattan Beach, CA 90266
(Address of principal executive office and zip code)

(310) 421-8654
(Registrant's telephone number, including area code)

Check the appropriate box bellow if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

William M. Pinon has been appointed to the position of director and Chairman of the Board. Mr. Pinon has extensive experience in all aspects of the biotech and medical device industry over the last 25 years. Mr.Pinon is currently
President and CEO of Terumo Heart Inc. a company pioneering treatments for congestive heart failure. Prior to Terumo, Mr. Pinon was President and CEO of Bioheart Inc., an adult stem cell company treating ischemic heart disease which he led through its initial public offering and NASDAQ listing. Prior to Bioheart, Mr.Pinon held a variety of positions with Johnson & Johnson including Worldwide Vice President of Sales and Marketing at Cordis Corporation where he oversaw the cardiovascular business including the CYPHER drug eluting stent which was the fastest billion dollar device product in healthcare. He was also Executive Director of Centocor, a pioneer in the large molecule cardiovascular drug space. Mr. Pinon received a bachelor's degree in biology from the University of Oregon.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardigant Medical Inc.
By: /s/ Jerett Creed
Jerett Creed
Title: President and CEO

Dated: April 03, 2012